UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12,  2008

TAO Minerals Ltd.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-4995 (Commission File Number)	20-1682702 (IRS Employer Identification No.)

Officina 618, Empresarial Mall Ventura, Cra. 32#1B
Sur 51, Medellin, Columbia

 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (305) 726-0602

Copies to:
Michael Ference, Esq.
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Subsequent to the February 20, 2008 resignation of Infante & Company, PA, the previous independent registered public accounting firm of TAO Minerals Ltd. (the “Company”), on April 12, 2008, the Company’s Board of Directors approved the engagement of Larry Wolfe/Certified Public Accountant (“Wolfe”) as its independent registered public accounting firm for the Company’s fiscal year ended January 31, 2008.

During the fiscal year ended January 31, 2008, the Company has not consulted with Wolfe regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter or event that was the subject of disagreement, as that term is defined in Item 304(a)(1)(v) of Regulation S-B and the related instructions to Item 304 of Regulation S-B.

The Company has provided to Wolfe a copy of the disclosure required by this Item 4.01, and has provided Wolfe the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the Company’s statements made in response to this Item. Wolfe has declined to furnish the Company with such a letter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAO Minerals, Ltd.

April 21, 2008	By:	/s/ Julio De Leon
Julio De Leon
Chief Financial Officer

3